SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Clean Coal Technologies, Inc. (the “Company”) today announced that it has reached a settlement in a case filed by the Securities and Exchange Commission (“SEC”) on June 4, 2012 in the United States District Court for the Southern District of Florida against Clean Coal and its former CEO and president, Douglas Hague, alleging involvement by Mr. Hague in two fraudulent transactions of restricted stock in 2009 during his time as CEO and president of Clean Coal.  Under the terms agreed to by Clean Coal and the SEC, Clean Coal, without admitting or denying liablity, would pay a civil penalty of $25,000 and would be permanently enjoined from violating certain securities laws.  The settlement remains subject to approval by the United States District Court for the Southern District of Florida, which must approve its terms and enter the final judgment.

A press release announcing this settlement is attached to this report as an exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99 – Press release dated 11-21-12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  November 21, 2012

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer